Baldwin Terminates Letter of Intent

    SHELTON, Conn.--(BUSINESS WIRE)--Jan. 29, 2004--Baldwin Technology Company, Inc. (ASE:BLD), announced today that it had notified technotrans AG that at this time, it no longer wishes to pursue the Proposed Transaction set forth in the Letter of Intent dated December 12, 2003 between Baldwin Technology Company, Inc. and technotrans AG, and Baldwin Technology Company, Inc. has terminated such Letter of Intent.

    CONTACT: Baldwin Technology Company, Inc.
             Vijay C. Tharani, 203-402-5680